   As Filed With the Securities and Exchange Commission on December 21, 2000

                                                   Registration No. 333-________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            THE TRIZETTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     33-0761159
(State or other jurisdiction of                         (IRS Employer
 incorporation or organization)                      Identification No.)

   567 San Nicolas Drive, Suite 360,
      Newport Beach, California                            92660
Address of principal executive offices)                  (Zip Code)

                             RIMS Stock Option Plan
                            (Full title of the plan)

           Jeffrey H. Margolis, Chief Executive Officer and President
                            The TriZetto Group, Inc.
                        567 San Nicolas Drive, Suite 360
                             Newport Beach, CA 92660
                     (Name and address of agent for service)

                                 (949) 719-2200
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                K.C. Schaaf, Esq.
                         Stradling Yocca Carlson & Rauth
                      660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                                 (949) 725-4000


                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                          Proposed Maximum    Proposed Maximum
 Title of Securities     Amount To Be      Offering Price        Aggregate           Amount of
   To Be Registered     Registered (1)      Per Unit (2)     Offering Price (2)   Registration Fee
==================================================================================================
    Common Stock,
   $0.001 par value     300,105 shares          $6.83          $2,049,717.15          $541.13
==================================================================================================

(1) Includes additional shares of common stock that may become issuable pursuant to the anti-dilution adjustment provisions of the RIMS Stock Option Plan.

(2) In accordance with Rule 457(h), the aggregate offering price of 300,105 shares of common stock registered hereby which will be issued upon exercise of options granted under the RIMS Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $6.83 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        We incorporate by reference the documents listed below:

        1.      Our Annual Report on Form 10-K as filed with the SEC on March
                30, 2000;

        2. All our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999;

        3. The description of our common stock that is contained in our registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934 as filed with the SEC on October 1, 1999, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by TriZetto pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our Bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties, and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. We maintain liability insurance for our officers and directors.

        In addition, our Certificate of Incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        We have entered into separate indemnification agreements with our directors and officers. These agreements require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to our best interests), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:


        NUMBER                                    DESCRIPTION
        ------                                    -----------
        4.1         RIMS Stock Option Plan

        5.1         Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation,
                    legal counsel to TriZetto.

        23.1        Consent of Stradling Yocca Carlson & Rauth, a Professional
                    Corporation (included in the Opinion filed as Exhibit 5.1).

        23.2        Consent of PricewaterhouseCoopers LLP, independent accountants.

        24.1        Power of Attorney (included on signature page to the Registration
                    Statement).


ITEM 9.  UNDERTAKINGS.

        (a)    TriZetto hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by TriZetto pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) TriZetto hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of TriZetto's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TriZetto pursuant to the foregoing provisions, or otherwise, TriZetto has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TriZetto of expenses incurred or paid by a director, officer or controlling person of TriZetto in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TriZetto will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 21st day of December 2000.


                                    THE TRIZETTO GROUP, INC.


                                    By: /s/ JEFFREY H. MARGOLIS
                                       -----------------------------------------
                                            Jeffrey H. Margolis
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned directors and officers of The TriZetto Group, Inc., do hereby constitute and appoint Jeffrey H. Margolis and Michael J. Sunderland, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                                TITLE                           DATE
            ---------                                -----                           ----

/s/ JEFFREY H. MARGOLIS            President, Chief Executive Officer and     December 21, 2000
-------------------------------    Chairman of the Board of Directors
    Jeffrey H. Margolis            (Principal Executive Officer)


/s/ MICHAEL J. SUNDERLAND          Chief Financial Officer and Secretary      December 21, 2000
-------------------------------    (Principal Financial and Accounting
    Michael J. Sunderland          Officer)


/s/ DONALD J. LOTHROP              Director                                   December 6, 2000
-------------------------------
    Donald J. Lothrop


/s/ WILLIAM E. FISHER              Director                                   December 21, 2000
-------------------------------
    William E. Fisher


/s/ PAUL F. LEFORT                 Director                                   December 7, 2000
-------------------------------
    Paul F. LeFort


                                   Director                                   December __, 2000
-------------------------------
    Willard A. Johnson, Jr.


            SIGNATURE                                TITLE                           DATE
            ---------                                -----                           ----

/s/ ERIC D. SIPF                   Director                                   December 11, 2000
-------------------------------
    Eric D. Sipf


                                   Director                                   December __, 2000
-------------------------------
    Victoria R. Fash

                                  EXHIBIT INDEX


NUMBER                                     DESCRIPTION
------                                     -----------
4.1          RIMS Stock Option Plan

5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
             Corporation, legal counsel to TriZetto.

23.1         Consent of Stradling Yocca Carlson & Rauth, a Professional
             Corporation (included in the Opinion filed as Exhibit 5.1).

23.2         Consent of PricewaterhouseCoopers LLP, independent accountants.

24.1         Power of Attorney (included on signature page to the Registration
             Statement).